EXCLUSIVE TO THE WALL STREET JOURNAL

EMBARGOED UNTIL 11:00 PM CENTRAL, APRIL 6, 1997


                  MESA AND PARKER & PARSLEY PETROLEUM TO MERGE

                    CREATE PIONEER NATURAL RESOURCES COMPANY

                        A NEW LEADER IN ENERGY INDUSTRY


DALLAS, TEXAS AND MIDLAND, TEXAS, April 6, 1997-- MESA Inc. [NYSE: MXP] and Parker & Parsley Petroleum Company [NYSE: PDP] today signed a definitive agreement to merge and create Pioneer Natural Resources Company, the third largest independent oil and gas exploration and production company in the United States.

         The merger combines MESA's well-known, long-lived, low cost natural gas reserves and state-of-the-art gas processing facilities with Parker & Parsley's long-lived, high quality oil reserves and exploration and exploitation opportunities. The merger creates a new company with a balanced oil and gas reserve base and significant production and reserve growth potential. Pioneer will be led by a proven management team with the financial strength and flexibility to pursue an aggressive growth strategy.

         Following the planned merger, Pioneer will have critical mass, stability and strength:

- Pioneer's proved reserve base will be among the largest in the independent oil and gas industry. Pioneer will have over 3.7 trillion cubic feet of natural gas equivalent reserves, comprised of 1.9 trillion cubic feet of natural gas and 293 million barrels of crude oil and liquids. Pioneer's current daily production will be over 64,000 barrels of crude oil and natural gas liquids and 459 million cubic feet of natural gas. Among the "crown jewels" of the Pioneer holdings will be the Hugoton gas field in Kansas and the Texas Panhandle and Spraberry fields in West Texas.

- Pioneer's reserve base will be well balanced, with 52% natural gas and 48% crude oil and liquids. Pioneer will be the only independent that owns both long lived gas and long lived oil reserves and will have an aggregate reserve life index in excess of 12 years. Pioneer's properties will provide stable annual production and cash flow to fund accelerated development of existing reserves, exploration for new reserves and strategic acquisitions.

- Pioneer's enterprise value will be approximately $4.2 billion, based on Friday's closing prices for the equity securities of each company and including $1.3 billion in combined net debt outstanding. Combined, the companies generated approximately $550 million in EBITDA in 1996 and have significant borrowing capacity under their existing bank facilities. Pioneer's debt will initially comprise 42% of its book capitalization. The companies believe that this financial strength will allow greater access to exploration, acquisition and financing opportunities, and allow the companies to attract additional talented personnel.

- Pioneer's 1997 capital spending budget of $400 million, which excludes recent and pending acquisitions, will be directed at increasing production and reserves. Of this, Pioneer plans to invest $300 million on further development of existing reserves. Approximately 600 wells will be drilled, many with new technologies such as horizontal and dual lateral drilling. Pioneer expects to invest approximately $100 million to explore for new reserves using 3-D seismic evaluation technology and other proven methods. In addition, the Company will continue to pursue strategic acquisitions.

- Pioneer's management, directors and affiliates will own approximately 17% of the Company's common stock upon consummation of the merger, strongly aligning their interests with shareholders' interests. This is the highest level of insider ownership among the top independent exploration and production companies.

         Pioneer's Chairman of the Board will be Jon Brumley, currently Chairman and CEO of MESA. Mr. Brumley, 58, joined MESA in August 1996 and was co-founder and Chairman of Cross Timbers Oil Co. and President and CEO of Southland Royalty Co. Scott Sheffield, 44, currently Chairman and CEO of Parker & Parsley, will be Pioneer's President and Chief Executive Officer. Mr. Sheffield has been with Parker & Parsley since 1979. Pioneer will have fifteen Directors on its board: the existing seven from MESA, seven from Parker & Parsley, and one new director to be jointly named by the parties.

         Mr. Brumley said, "MESA is paying a premium for a premium opportunity: to create a major new independent with the size, strength and management experience necessary to capitalize on the tremendous potential of MESA's long lived natural gas reserves and Parker & Parsley's long lived oil properties. This merger widens the door for both of our companies' management, technical, operational and administrative teams to accelerate growth from a trot to a gallop, stepping up our exploitation and exploration efforts across the board. The timing is perfect for this combination, and we are seizing the day."

         Mr. Sheffield commented, "This merger puts Pioneer in the top tier of independent exploration and production companies in the country. Pioneer will be the largest independent oil and gas company that has been built from scratch, which is a tribute to the entrepreneurial spirit and culture of both companies. With strong cash flow, a solid capital structure and a proven management team, Pioneer will have more firepower to increase development and exploration than either of us have on our own. We share a commitment to operating efficiency and the use of cutting-edge technology to enhance the productivity of our existing assets and to increase the success rate of our exploration projects. As the third largest independent, we will be exposed to more and better opportunities for exploitation, exploration and strategic acquisitions, and we will have the financial flexibility necessary to capitalize on those opportunities."

         Richard Rainwater, currently a director of MESA and its largest individual shareholder, said, "Pioneer will be aggressive under Jon Brumley and Scott Sheffield, two of the country's most experienced and successful builders of oil and gas companies. Pioneer will grow through well-planned development and exploration and have the financial strength to act quickly and decisively when new opportunities arise. The timing of this merger positions Pioneer to be the preeminent independent producer of oil and gas at a time when the global supply and demand environment should favor energy companies." Mr. Rainwater will be a director, and the largest individual shareholder of Pioneer.

         Pioneer Natural Resources Company will be headquartered in Irving, Texas. Pioneer will retain Parker & Parsley's operations in Midland, Texas, and the Company said that it expects that location's employment to increase in coming years as Pioneer increases its production activities in the Permian Basin. Pioneer will also have significant operations in Amarillo, Houston and Corpus Christi, Texas; Oklahoma City, Oklahoma; and Lafayette, Louisiana. Pioneer will have approximately 1,000 employees.


TERMS OF AGREEMENT

         Under the merger agreement, holders of MESA and Parker & Parsley common stock will receive common stock of Pioneer Natural Resources Company, a newly-organized Delaware corporation. Parker & Parsley common stockholders will receive one share of Pioneer common stock for each share of Parker & Parsley. MESA's common stockholders will receive one share of Pioneer common stock for every seven shares of MESA.

         Holders of MESA Series A 8% Cumulative Convertible Preferred Stock and Series B 8% Cumulative Convertible Preferred Stock will have the option to receive either (i) 1.25 shares of Pioneer common for every seven shares held; or (ii) one share of Pioneer Series A 8% Cumulative Convertible Preferred Stock for every seven shares held; these shares are convertible into one share of Pioneer common stock.

         If a majority of the outstanding shares of MESA's Series A Preferred Stock vote in favor of the merger, then all holders of MESA Series A Preferred will receive common stock. This majority voting provision applies to MESA Series B Preferred, however all of the holders of Series B Preferred have agreed to vote in favor of the merger and exchange each of their shares for common stock. Richard Rainwater and his affiliates own all of the outstanding MESA Series B Preferred Stock.

         The merger is subject to Parker & Parsley and MESA stockholder approvals and Hart-Scott-Rodino approvals. If, during the fifteen trading days ended five trading days before the shareholder votes, MESA's average closing common stock price is less than $5 per share, each party will have the option to terminate the merger agreement. The merger was unanimously approved by Parker & Parsley's and MESA's boards of directors, and is expected to be completed in July.

         Except where otherwise noted, all amounts for Pioneer's capital expenditures, cash flow, borrowing capacity, reserves and aggregate life are provided herein on a combined basis, giving effect to the merger as of January 1, 1997, and pro forma for MESA's acquisition of Greenhill Petroleum Corporation. EBITDA represents income from continuing operations plus interest expense, income tax expense, exploration and abandonment charges, and depletion, depreciation, and amortization expense.

         Merrill Lynch & Co. is serving as financial advisor to MESA and has rendered its opinion to its board of directors with respect to the fairness, from a financial point of view, of the merger consideration to MESA's common stockholders, as well as the common stock conversion ratio applicable to MESA preferred stock. Morgan Stanley & Co. Incorporated has rendered an opinion with respect to the fairness of the common stock conversion ratio and preferred stock conversion ratio to MESA's preferred stockholders. Goldman, Sachs & Co. is serving as financial advisor to Parker & Parsley.

         This announcement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include without limitation, estimates with respect to reserves, production levels, cash flows, and capital expenditures. Although MESA and Parker & Parsley believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Forward-looking statements are qualified as may be provided in MESA's and Parker & Parsley's annual, quarterly, and current reports and registration statements filed with the Securities and Exchange Commission.


Attachments:  Summary of Exchange Ratios
              Fact Sheets on MESA and Parker & Parsley


                                     # # #

                           SUMMARY OF EXCHANGE RATIOS


                              FOR SHAREHOLDERS OF

               MESA, INC. AND PARKER & PARSLEY PETROLEUM COMPANY




EXCHANGE RATIOS FOR COMMON SHAREHOLDERS:

Current Shareholding                             Receive Shares of Pioneer
--------------------                             -------------------------
7 common shares of MESA                          1 common share of Pioneer

1 common share of Parker & Parsley               1 common share of Pioneer





EXCHANGE RATIOS FOR SERIES A PREFERRED SHAREHOLDERS:

MESA preferred shareholders may exchange their shares, at their option, as follows:


Current Shareholding                             Receive Shares of Pioneer
--------------------                             -------------------------
7 shares MESA Series A                           1.25 common shares of Pioneer
  8% Cum. Cnv. Pfd.
                                                 or

                                                 1 Pioneer Series A
                                                   8% Cum. Cnv. Pfd.


If a majority of outstanding shareholders of MESA's Series A 8% Cum. Cnv. Pfd. vote in favor of the merger, then ALL holders of such Series A will receive common shares of Pioneer at the ratio described above.

                            FACT SHEET - MESA, INC.

One of the largest independent oil and gas companies in the U.S., Mesa, Inc. (NYSE: MXP) explores for and produces oil and gas. Mesa's reserves are primarily concentrated in the Hugoton field in southwest Kansas and the West Panhandle field in Texas. These fields are considered to be among the premier natural gas properties in the U.S. and are characterized by long lived reserves and stable, high margin production.

Mesa also has a significant and growing presence offshore in the Gulf of Mexico, where it has been increasing its exploration efforts in recent years through 3-D seismic evaluation technology.

Mesa owns and operates gas processing facilities in Satanta, Kansas and Fain, Texas, where it extracts raw natural gas liquids and crude helium from its own and third-parties' natural gas production.

Headquartered in Irving, Texas, Mesa has approximately 380 employees.

Mesa's strategy is to bring value to its shareholders by expanding its reserve base, production and cash flows by:

- PURSUING STRATEGIC ACQUISITIONS that offer opportunities for exploitation and exploration, bring new core areas of operation and increase Mesa's exposure to oil;

- EXPANDING ITS EXPLORATION ACTIVITIES through increased investment in higher risk projects that offer higher potential rates of return;

- EXPLOITING ITS EXISTING AND ACQUIRED PROPERTIES AND maintaining current production levels through investment in development drilling projects as well as in existing production, compression and gathering facilities, and technologies such as 3-D seismic evaluation;

- EXPANDING ITS GAS PROCESSING BUSINESS to continue to extract the processing margin on its own gas as well as to capture processing fees from the processing it provides to third-parties;

- MAINTAINING THE FINANCIAL FLEXIBILITY THAT allows it to act quickly and decisively when investment opportunities arise.

RECENT EVENTS

-        In August 1996, Mesa completed a recapitalization led by Richard E.
         Rainwater, which raised $265 million and allowed Mesa to repay and refinance over $1.2 billion in debt and increase its cash flow for investment in acquisitions and exploration.

- On February 7, 1997, Mesa agreed to buy Greenhill Petroleum Corporation for $270 million. The acquisition of the Greenhill properties, which are concentrated in the inland waters of the Louisiana Gulf Coast, the Texas Gulf Coast, offshore in the Gulf of Mexico and in the Permian Basin, is the first phase of in Mesa's new and significant exploitation and exploration drilling program.

- On February 6, 1997, Mesa acquired all of MAPCO, Inc.'s condensate and natural gas liquid ("NGL") interests in the West Panhandle field of Texas for $66 million. Mesa expects this acquisition to result in an additional 850,000 barrels in 1997 and approximately 11 million barrels of proved reserves in 1997.

MANAGEMENT

Members of Mesa's senior management include Jon Brumley, Chief Executive Officer and Chairman of the Board of Directors, Dennis E. Fagerstone, Executive Vice President and Chief Operating Officer, Stephen K. Gardner, Senior Vice President and Chief Financial Officer, and M. Garrett Smith, Vice President - Strategic Acquisitions.

Before joining Mesa in August 1996, Jon Brumley, 58, was co-founder and former Chairman of Cross Timbers Oil Co. (NYSE: XTO). Prior to that, Mr. Brumley was President and CEO of Southland Royalty Co. (NYSE: SRC).


MESA PROPERTIES                                               WEST             GULF OF
                                           HUGOTON          PANHANDLE          MEXICO           OTHER           TOTAL
                                         ------------------------------------------------------------------------------
Proved reserves:
Natural gas (MMcf)                         691,412           288,444            27,332         30,534         1,037,723
Natural gas liquids (MBbls)                 45,418            42,498               120             15            88,051
Oil and condensate (MBbls)                      --             3,971             2,188            704             6,863
Natural gas equivs (MMcfe)                 963,920           567,258            41,180         34,848         1,607,206
Present value of
   future net cash flows,
   before income taxes,
   discounted at 10%                     $ 1,129.7           $ 611.4            $ 67.6         $ 26.9         $ 1,835.6

FINANCIAL HIGHLIGHTS
(in thousands, except per share data)

                                                                 YEARS ENDED DECEMBER 31,
                                                       1996               1996                 1995
                                                    PRO FORMA*         AS REPORTED
                                                   --------------------------------------------------
Revenues                                           $   382,355         $   311,411        $   234,959
Operating Income                                       104,934              96,688             47,965
Cash flow from operations                                   --             101,313             69,241
Net income (loss) before extraordinary item             32,498               8,339            (57,568)
Extraordinary loss on debt extinguishment                   --             (59,386)               --
Net income (loss)                                           --             (51,047)           (57,568)
Net income (loss) per common share before                 0.16                (.02)              (.90)
extraordinary item
Loss per common share on extraordinary item                 --                (.92)               --
Net income (loss) per common share                          --                (.94)              (.90)
Total assets                                         1,494,527           1,213,879          1,486,824
Long-term debt, including current maturities         1,073,272             808,077          1,236,743

*Pro forma (unaudited) for the 1996 recapitalization and the acquisition of Greenhill Petroleum Corporation

                FACT SHEET - PARKER & PARSLEY PETROLEUM COMPANY

Parker & Parsley Petroleum Company (NYSE: PDP) is among the largest independent oil and gas exploration and production companies in the United States. The company has total proved reserves of more than 302 million barrel oil equivalents (MMBOE), 54 percent crude oil. Parker & Parsley's domestic oil and gas drilling and production operations are concentrated in Texas, Oklahoma, Louisiana, and New Mexico, with international drilling and production operations in Argentina.

Over the past three years, the company has added over 285 MMBOE of total proved oil and gas reserves through a balanced strategy of acquisition, development and exploration. Parker & Parsley has achieved this growth at an average cost of $3.99 per BOE, significantly below the industry average. In addition, the company has replaced 377 percent of its annual production volumes with new reserve additions.

Headquartered in Midland, Texas, Parker & Parsley has offices in Midland and Corpus Christi, Texas; Oklahoma City, Oklahoma; and Buenos Aires, Argentina. The company employs approximately 650 persons.

STRATEGY

Parker & Parsley Petroleum is focused on being the industry leader in applying the latest technology and implementing the best production practices to achieve the maximum value for its shareholders. During 1996, the company adhered to a focused growth strategy, balancing backyard development projects with a moderate yet high potential exploration program.

1996 EVENTS

- Added 75 million barrel oil equivalents (BOES) of proved reserves at a finding cost of $3.10 per BOE. Three-year finding costs averaged
         $3.99 per BOE.

- Replaced 314% of oil and gas production. Replaced 377% of production over the last three years.

- Increased oil and gas production 13%, excluding production from properties divested.

- Sold Australasian properties for $238 million recognizing an $83 million gain.

- Added new reserve potential with War Wink oil discovery and identification of 13 additional exploration prospects in the Delaware Basin of West Texas.

MANAGEMENT

Parker & Parsley is managed by Scott D. Sheffield, Chairman of the Board, President, and Chief Executive Officer; Timothy A. Leach, Executive Vice President; Steven L. Beal, Senior Vice President, Chief Financial Officer and Treasurer; Timothy L. Dove, Senior Vice President, Business Development; and Lon C. Kile, Senior Vice President and investor contact.

Scott Sheffield has been President and a director of Parker & Parsley since May 1990, and Chairman of the Board and Chief Executive Officer since October 1990. Mr. Sheffield joined Parker & Parsley Development Company (PPDC), the predecessor company, as a petroleum engineer in 1979, and served as Vice President-Engineering of PPDC from September 1981 to April 1985, when he was elected President and a director. In March 1989, Mr. Sheffield was elected Chairman of the Board and Chief Executive Officer of PPDC. Previously, Mr. Sheffield was a production and reservoir engineer for Amoco Production Company.

PARKER & PARSLEY PETROLEUM - OIL AND GAS RESERVE PROFILE

DIVISION                          MMBBLS         BCF        MMBOE         %
                                  -------------------------------------------
Spraberry                          112.3       284.6        159.7        53%
Permian Basin                       41.4       119.7         61.4        20%
Gulf Coast                           4.3       252.3         46.4        16%
Mid Continent                        2.8       167.1         30.6        10%
Other                                3.1         5.7          4.1         1%
                                  -------------------------------------------
Total                              163.9       829.4        302.2       100%

BBL = Standard barrel of 42 U.S. gallons, basic unit for measuring production of crude oil and condensate
MMBBLS = Millions of barrels
BCF = One billion cubic feet
BOE = Barrel-of-oil-equivalent, used in the U.S. to express oil and gas volumes on a comparable basis
MMBOE = Millions of Barrel of oil equivalents

FINANCIAL HIGHLIGHTS
(in millions, except per share data)

                                                              YEARS ENDED DECEMBER 31,
                                                      1996               1995            1994
Revenues                                         $   535.3            $  513.7         $  496.2
Net income (loss)                                    140.2               (99.8)           (14.6)
Cash flow from operations                            230.1               157.3            129.8
Net income (loss) per common share                    3.92               (2.83)            (.49)
Total assets                                       1,199.9             1,319.2          1,604.9
Long-term debt, less current maturities              320.9               586.5            708.8